As filed with the Securities and Exchange Commission on June 7, 2022

Reg. No. 333-264735

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1/A

Amendment No. 2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FG FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	6331	46-1119100
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. employer identification number)

360 Central Ave, Suite 800

St. Petersburg, FL 33701

(847) 791-6817

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Larry G. Swets, Jr.
Chief Executive Officer
360 Central Ave, Suite 800

St. Petersburg, FL 33701

(847) 791-6817

(Name, address, including zip code, and telephone number, including area code, of agent for service)

The Commission is requested to send copies of all communications to:

David C. Fischer (212) 407-4827 dfischer@loeb.com Mitchell S. Nussbaum (212) 407-4159 mnussbaum@loeb.com Loeb & Loeb LLP 345 Park Avenue New York NY 10154	Leslie Marlow, Esq. Hank Gracin, Esq. Patrick J. Egan, Esq. Blank Rome LLP 1271 Avenue of the Americas New York, NY 10020 Phone: (212) 885-5000 Fax: (212) 885-5001

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form S-1 of FG Financial Group, Inc. (the “Company”) (File No. 333-264735) is being filed as an exhibit-only filing solely to file the form of Underwriting Agreement, form of Opinion re legality, and amended Filing Fee Table . Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature pages to the Registration Statement, and the referenced exhibits. The prospectus and the balance of Part II of the Registration Statement are unchanged hereby and have been omitted.

Item 16. Exhibits

Exhibit			Incorporated by Reference to:
No.		Description	Document	Ex. No.
1.1	*	Form of Underwriting Agreement
3.1		Fourth Amended and Restated Certificate of Incorporation, as corrected and amended	[17]	3.1
3.2		Certificate of Amendment to Fourth Amended and Restated Certificate of Incorporation	[19]	3.1
3.3		Fourth Amended and Restated By-Laws	[1]	3.2
4.1		Form of Common Stock certificate	[2]	4.1
4.2		Form of Global Certificate of Cumulative Preferred Stock, Series A	[3]	4.4
4.3		Description of Securities	[4]	4.4
5.1	*	Form of opinion of Loeb & Loeb LLP
10.1	†	Amended and Restated 2014 Equity Incentive Plan	[5]	App. A
10.2	†	2018 Equity Incentive Plan	[6]	10.1
10.3	†	Form of Director and Officer Indemnification Agreement	[2]	10.6
10.4	†	Equity Award Letter Agreement between registrant and Larry Swets	[7]	10.1
10.5	†	Stock Option Agreement between registrant and Larry Swets	[16]	10.5
10.6	†	Form of Restricted Stock Unit Agreement for executive officers under 2014 Equity Incentive Plan	[8]	10.2
10.7	†	Form of Executive Restricted Stock Unit Award Agreement under the Share-Matching Program under the 2014 Equity Incentive Plan	[9]	10.1
10.8	†	Form of Non-Employee Director Restricted Stock Unit Award Agreement under the Share-Matching Program under the 2014 Equity Incentive Plan	[9]	10.2
10.9	†	Form of Stock Option Agreement under the 2018 Equity Incentive Plan	[10]	10.2
10.10	†	Form of Restricted Share Agreement under the 2018 Equity Incentive Plan	[10]	10.3
10.11		Form of Restricted Share Unit Agreement under the 2018 Equity Incentive Plan	[10]	10.4
10.12	†	Form of Non-Employee Director Restricted Share Unit Agreement under the 2018 Equity Incentive Plan	[11]	10.3
10.13	†	Form of Executive Stock Grant Agreement under the 2018 Equity Incentive Plan	[12]	10.1
10.14	†	Form of Executive Restricted Share Unit Agreement for Share-Matching Grants under 2018 Equity Incentive Plan	[12]	10.2
10.15		Registration Rights Agreement, dated December 2, 2019, between FedNat Holding Company and registrant	[13]	10.1
10.16		Standstill Agreement, dated December 2, 2019, between FedNat Holding Company and registrant	[13]	10.2
10.17		Reinsurance Capacity Right of First Refusal Agreement, dated December 2, 2019, by and between FedNat Holding Company and registrant	[13]	10.3
10.18		Investment Advisory Agreement, dated December 2, 2019, between FedNat Holding Company and registrant	[13]	10.4
10.19	†	Employment Agreement, dated December 2, 2019, between Brian D. Bottjer and registrant	[13]	10.9
10.20	†	Employment Agreement, dated November 10, 2020, between Larry G. Swets, Jr. and registrant	[14]	10.1

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10.21		Shared Services Agreement, dated March 31, 2020, between Fundamental Global Management, LLC and registrant	[15]	10.1
10.22		Amended and Restated Limited Liability Company Agreement of Fundamental Global Asset Management, LLC, dated August 6, 2021	[18]	10.1
10.23		Second Amended and Restated Management Services Agreement, dated August 11, 2021, between Sequoia Financial LLC and registrant	[18]	10.2
10.24	†	2021 Equity Incentive Plan	[19]	10.1
10.25	†	Form of Non-Employee Director Restricted Share Unit Agreement under 2021 Equity Incentive Plan	[20]	10.16
10.26		Underwriting Agreement, dated May 18, 2021, by and between FG Financial Group, Inc. and ThinkEquity, a division of Fordham Financial Management, Inc.	[21]	1.1
10.27		Underwriting Agreement, dated October 25, 2021, by and between FG Financial Group, Inc. and ThinkEquity LLC	[22]	1.1
21.1		Registrant’s subsidiaries	[20]	21.1
23.1	*†	Consent of BDO USA, LLP (independent registered public accounting firm)
23.2	*	Consent of Loeb & Loeb LLP (included in Exhibit 5.1 to the Registration Statement)
24.1	*†	Power of Attorney (included on signature page).
107	*	Calculation of Filing Fee Table

* Filed herewith.

*† Previously filed

† Management contract or compensatory plan or arrangement.

[1] Registrant’s Current Report on Form 8-K filed December 17, 2020

[2] Registrant’s Registration Statement on Form S-1/A1 (Reg. No. 333-193314), filed January 30, 2014

[3] Registrant’s Registration Statement on Form S-1/A1 (Reg. No. 333-222470), filed February 5, 2018

[4] Registrant’s Annual Report on Form 10-K for year ended December 31, 2019

[5] Registrant’s Definitive Proxy Statement on Schedule 14A filed April 30, 2015

[6] Registrant’s Current Report on Form 8-K filed June 1, 2018

[7] Registrant’s Current Report on Form 8-K filed January 19, 2021

[8] Registrant’s Current Report on Form 8-K filed June 2, 2015

[9] Registrant’s Current Report on Form 8-K filed December 19, 2017

[10] Registrant’s Current Report on Form 8-K filed June 1, 2018

[11] Registrant’s Quarterly Report on Form 10-Q for quarter ended September 30, 2018, filed November 13, 2018

[12] Registrant’s Current on Report on Form 8-K filed August 28, 2018

[13] Registrant’s Current Report on Form 8-K filed December 2, 2019

[14] Registrant’s Current Report on Form 8-K filed November 16, 2020

[15] Registrant’s Current Report on Form 8-K filed April 6, 2020

[16] Registrant’s Annual Report on Form 10-K for the year ended December 31, 2020, filed March 18, 2021

[17] Registrant’s Current Report on Form 8-K filed May 21, 2021

[18] Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, filed August 16, 2021

[19] Registrant’s Current Report on Form 8-K filed December 17, 2021

[20] Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, filed March 30, 2022

[21] Registrant’s Current Report on Form 8-K filed May 19, 2021

[22] Registrant’s Current Report on Form 8-K filed October 26, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Petersburg, State of Florida, on June 7, 2022.

FG Financial Group, Inc.

Date:	June 7, 2022	By:	/s/ Larry G. Swets, Jr.
Larry G. Swets, Jr., Chief Executive Officer
(principal executive officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity in Which Signed	Date

/s/ Larry G. Swets, Jr.	Director and Chief Executive Officer	June 7, 2022
Larry G. Swets, Jr.	(Principal Executive Officer)

/s/ Hassan R. Baqar*	Executive Vice President and Chief Financial Officer	June 7, 2022
Hassan R. Baqar	(Principal Financial and Accounting Officer)

/s/ D. Kyle Cerminara*	Chairman of the Board	June 7, 2022
D. Kyle Cerminara

/s/ Richard E. Govignon, Jr.*	Director	June 7, 2022
Richard E. Govignon, Jr.

/s/ Rita Hayes*	Director	June 7, 2022
Rita Hayes

/s/ E. Gray Payne*	Director	June 7, 2022
E. Gray Payne

/s/ Scott D. Wollney*	Director	June 7, 2022
Scott D. Wollney

*By:	/s/ Larry G. Swets, Jr.
Larry G. Swets, Jr.,
Attorney-in-Fact

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